UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(ZipCode)

Registrant's telephone number, including area code: (941) 953-9035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2016, xG Technology, Inc., a Delaware Corporation (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and subscription agreements (each, a “Subscription Agreement”) with certain purchasers pursuant to which the Company agreed to sell (the “Offering”) an aggregate of 3,556,660 Units of the Company, at a price of $1.00 per Unit, each of which consists of one share of the Company’s Series B Convertible Preferred Stock and 0.5 of a Warrant to purchase one share of the Company’s common stock at an exercise price of $0.21 per Warrant. The Company expects to receive approximately $3,556,660 in gross proceeds from the Offering, before deducting placement agent fees and offering expenses payable by the Company.

The Company expects the Offering to close on or about February 29, 2016, subject to the satisfaction of customary closing conditions.  The Placement Agency Agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Placement Agent for payments that the Placement Agent may be required to make because of such liabilities.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-208650), which was declared effective by the Securities and Exchange Commission on February 16, 2016.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Units being issued and sold in the Offering.  The Placement Agent will be paid a cash fee (the “Placement Fee”) in an aggregate amount equal to 8% of the gross cash proceeds received by the Company from the sale of the Units in the Offering and an advisory fee of $50,000 for the Placement Agent’s services in advising on the structure of the repayment of certain convertible notes of the Company. In addition to the Placement Fee to be paid by the Company, the Company has agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering, which aggregate amount of such expenses reimbursed by the Company will not exceed $125,000.

The foregoing description of the Placement Agency Agreement and the Subscription Agreements is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement and the Subscription Agreements, the forms of which are incorporated by reference hereto and were filed as Exhibits 10.30 and 10.31, respectively, to the Company’s Amendment No. 2 to the Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on February 12, 2016.

Item 8.01 Other Events.

On February 25, 2016, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of xG Technology, Inc., dated February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of xG Technology, Inc., dated February 25, 2016.